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                                                                    EXHIBIT 99.1

                          CITIZENS DEVELOPMENT COMPANY
                             2812 First Avenue North
                                Billings, Montana

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                                      PROXY

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Marcy Mutch and Dean Comes, and each of them, is hereby appointed Proxy, with the power to appoint his or her substitute, to represent and to vote, as designated below, all shares of Class A common stock and all shares of Class B common stock of Citizens Development Company held on record by the undersigned at the Special Meeting of the Shareholders to be held on Wednesday, June 28, 2006, at 4:00 p.m. local time, or any adjournment's thereof.

      PROPOSAL TO MERGE CITIZENS DEVELOPMENT COMPANY ("CITIZENS") WITH AND INTO A WHOLLY-OWNED SUBSIDIARY OF GLACIER BANCORP, INC. ("GLACIER") UNDER THE TERMS OF THE AGREEMENT AND PLAN OF MERGER, DATED APRIL 20, 2006, BETWEEN GLACIER AND CITIZENS (THE "MERGER AGREEMENT"):

CLASS A SHARES VOTE:

                                FOR               AGAINST               ABSTAIN
                     ----------        ----------            ----------

CLASS B SHARES VOTE:

                                FOR               AGAINST               ABSTAIN
                     ----------        ----------            ----------


In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting; management is not presently aware of any such matters to be presented for action at the meeting.

The undersigned hereby ratifies and confirms all that the Proxy shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

This Proxy, when properly executed, will be voted in the manner herein indicated by the undersigned stockholder, but if no direction is made, this Proxy will be voted against the proposal described in paragraph 1 above.

Please sign exactly as name appears on your stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title of such corporation. If a corporation, please sign in full corporate name by president or authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).

Dated:                         , 2006
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Signature                       Signature if held jointly